Investor Presentation February 14, 2023

Safe Harbor Statement Cautionary Note Regarding Forward-Looking Statements The information contained in this report may contain forward-looking statements. When used or incorporated by reference in disclosure documents, the words "believe," "anticipate," "estimate," "expect," "project," "target," "goal" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include, but are not limited to: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Certain of these risks, uncertainties and assumptions are set forth below as well as the risk factors described in Item 1A. "Risk Factors": • Operating, legal and regulatory risks; • Economic, political and competitive forces; • General economic conditions, either nationally or in our market areas, that are worse than expected included as a result of employment levels and labor shortages, and the effect of inflation, a potential recession or slowed economic growth caused by supply chain disruptions or otherwise; • Legislative, regulatory and accounting changes; • Monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; • Demand for our financial products and services in our market area; • Major catastrophes such as earthquakes, floods or other natural or human disasters and infectious disease outbreaks, including the current coronavirus (COVID-19) pandemic, the related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on us and our customers and other constituencies; • Inflation or volatility in interest rates that reduce our margins and yields, the fair value of financial instruments or our level of loan originations or prepayments on loans we have made and make; • Fluctuations in real estate values in our market area; • The composition and credit quality of our loan and investment portfolios; • Changes in the level and direction of loan delinquencies, classified and criticized loans and charge-offs and changes in estimates of the adequacy of the allowance for credit losses; • Changes in the economic assumptions utilized to calculate the allowance for credit losses; • Our ability to access cost-effective funding; • Our ability to implement our business strategies; • Our ability to manage market risk, credit risk and operational risk; • Timing and amount of revenue and expenditures; • Adverse changes in the securities markets; • The impact of any military conduct, terrorist act or other geopolitical acts; • Our ability to enter new markets successfully and capitalize on growth opportunities; • Competition for loans, deposits and employees; 2

Safe Harbor Statement (cont’d) Cautionary Note Regarding Forward-Looking Statements • System failures or cyber-security breaches of our information technology infrastructure and those of our third-party service providers; • The failure to maintain current technologies and/or to successfully implement future information technology enhancements; • Our ability to retain key employees; • Other risks and uncertainties, including those occurring in the U.S. and world financial systems; and • The risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. These forward-looking statements speak only as of the date of the report. Univest Financial Corporation (the Corporation) expressly disclaims any obligation to publicly release any updates or revisions to reflect any change in the Corporation's expectations with regard to any change in events, conditions or circumstances on which any such statement is based. 3

Non-GAAP Financial Measures This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures include tangible common equity, core net interest income excluding PPP, core noninterest expense excluding purchase accounting (“PA”), core tax equivalent revenue, core pre-tax pre- provision income less net charge-offs (“PTPP-NCO”), average assets excluding PPP, and average interest earning assets excluding excess liquidity and PPP. Management uses these “non-GAAP” measures in its analysis of the Corporation’s performance. Management believes these non-GAAP financial measures allow for better comparability of period to period operating performance. Additionally, the Corporation believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of the non-GAAP measures used in this presentation to the most directly comparable GAAP measures is provided in the Appendix to this presentation. 4

COMPANY OVERVIEW

Univest Company Overview • Headquartered in Souderton, Pennsylvania (Montgomery County) • Bank founded in 1876, holding company formed in 1973 • Engaged in financial services business, providing full range of banking, insurance and wealth management services ◦ Comprehensive financial solutions delivered locally • Experienced management team with proven performance track record • Primarily serving thirteen counties in the Southeastern and Central regions of Pennsylvania and three counties in Southern New Jersey; recently expanded into Western PA and Maryland • Operating leverage and scale with $7.2 billion of assets, $4.2 billion of assets under management and supervision and agent for $208 million of underwritten insurance premiums as of 12/31/22 6

UVSP by the Numbers 7 7th Largest Diversified Financial Institution Headquartered in PA 10% Core EPS < 5-year CAGRs > 7.2% TBV/Share Conservatively Managed Organic Growth Engine ~25% - 30% High Margin Fee Income Business Revenue/Total 11.1% 5-yr CAGR Organic Loan Growth w/ Exceptional Asset Quality 10.7% 5-yr CAGR Organic Core Deposit Growth 2nd Largest Bank-owned Insurance Agency in PA 3rd Largest Bank-owned Wealth Management business in PA

Executive Leadership Team 8 Name Age Tenure (yrs) with Univest Title Jeffrey M. Schweitzer 49 15 President and CEO, Univest Financial Corporation Michael S. Keim 55 14 Chief Operating Officer, Univest Financial Corporation and President, Univest Bank and Trust Co. Brian J. Richardson 40 6 Senior Executive Vice President, Chief Financial Officer Megan D. Santana 47 6 Senior Executive Vice President, Chief Risk Officer and General Counsel Patrick C. McCormick 45 0 Executive Vice President, Chief Credit Officer (joined Univest in April 2022) John Haurin 57 6 President, Commercial Banking, East Penn and NJ Division Thomas J. Jordan 55 6 President, Commercial Banking, Central PA Division Christopher M. Trombetta 53 0 President, Commercial Banking, Western PA Division (joined Univest in April 2022) Matthew L. Cohen 40 0 President, Commercial Banking, Maryland Division (joined Univest in April 2022) Ronald R. Flaherty 55 14 President, Univest Insurance, Inc. David W. Geibel 50 9 President, Girard (Univest Wealth Management Division) William J. Clark 58 16 President, Univest Capital, Inc. Brian E. Grzebin 51 4 President, Mortgage Banking Division Dana E. Brown 55 6 President, Consumer Services Eric W. Conner 51 16 Senior Executive Vice President and Chief Information Officer M. Theresa Fosko 52 19 Executive Vice President and Director of Human Resources Briana J. Dona 42 22 Executive Vice President and Managing Director of Innovation Joseph A. Pensabene 56 0 Executive Vice President and Managing Director of Operations (joined Univest August 2022) 8

Univest Primary Physical Service Area 9 Expansion Markets Western PA Maryland KEY Headquarters Financial Center Regional Center Regional Center (Deposit Taking) Insurance

• Univest is one of the two largest community focused financial institutions remaining headquartered in the Philadelphia market (WSFS being the other) • Univest Bank and Trust Co. primarily operates in thirteen counties in Pennsylvania including: Berks, Bucks, Chester, Cumberland, Dauphin, Delaware, Lancaster, Lebanon, Lehigh, Montgomery, Northampton, Philadelphia and York • The current Univest financial center network is predominantly concentrated in Bucks, Lancaster, Montgomery and Philadelphia counties Market Opportunity Source: FDIC Market Share Data 10 Market Share (6/30/22) Market Market Rank # of Branches Deposits 6/2022 Share % 6/2021 Share % Montgomery County 5th 12 $3.0B 7.2% 7.1% Bucks County 7th 9 $1.4B 5.4% 5.3% Philadelphia County 13th 6 $500M 0.7% 0.7% Lancaster County 10th 5 $467M 2.9% 2.8%

2023 Strategy 11 Grow Fee Revenue: ■ Continue to grow non-interest income and pre-tax income in the Mortgage Banking, Wealth Management and Insurance lines of business Improve Operating Leverage: ■ Maximize the potential of digital capabilities to create operating leverage and reduce our efficiency ratio Balance Sheet Optimization: ■ Maintain net interest margin in 2023 with peer competitive metrics ■ Execute a diversified deposit sourcing strategy Digital Transformation: ■ Leverage our previous technology investments and further enhance our ability to deliver our financial solutions digitally with a human touch; Focus on data analytics and personalization to increase capture from existing customers ■ Achieve the hub and spoke operating model when entering new markets without sacrificing on customer service ESG Initiatives and Reporting: ■ Continue to enhance ESG reporting to comply with evolving SEC requirements ■ Execute on third year of three-year Strategic Roadmap related to diversity, equity and inclusion

Our Digital Transformation Continues

Over the last several years, we have been focused on our digital transformation and took several necessary steps to prepare, such as the adoption of Office 365, transitioning to the cloud and the deployment of nCino and Salesforce. The next step of the process is developing **a new way of working and thinking** to advance and accelerate this transformational journey.

A competitive and comparative analysis helped us **better understand customer expectations,** including

- the ability to **self serve** or access **24/7 support**,
- the desire for **companies to know customers** and **personalize experiences**, and
- the importance of **simple and sleek** visual experiences.

We have made great strides over the last several years and will continue to focus our efforts on select initiatives that directly align with our **customer-centric strategy** and drive our multi-year transformational journey forward.

Strengths

Exceptional people deliver a **relationship-based** approach that customers appreciate

Weaknesses

Need a **support and prioritization model** that scales to meet the customer's needs when/how they desire


HELPFUL
HURTFUL
INTERNAL
EXTERNAL
S
W
O
T

Opportunities

Larger competitors are more advanced in **leveraging customer data** to deliver personalized, omnichannel experiences

Threats

COVID-19 intensified the need for digital transformation with **required shifts in ways of working**

12

Delivering on a customer-centric transformation 13 Data modernization lays the foundation to better know customers and personalize their experiences Benefit to Customers Benefit to Univest Digital scheduler capabilities and enhanced chat enable Univest to continue delivering its human touch over digital channels Customers and small business will be able to open accounts and apply for loans online 24/7 Website redesign delivers a simple, clean web experience for existing and prospective small business customers Authenticated experiences provide sense of security while thought leadership and personalized content build trust Personalized experiences enhance lead generation with improved quality of leads while also increasing penetration per household Digital account opening affords efficiencies and supports ability to scale Enhanced security protects Univest and its customers and maintains customer trust, which improves customer retention rates Continuing to deliver Univest’s human touch, over digital channels, fosters customer retention and encourages increased share of walletHuman Touch Degree of Personalization Conveniently Connected Simplicity Trust

Attractive Investment Opportunity 14 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. Based on price of $28.28 (represents average closing price 2/6/23-2/10/23). 3. Based on analyst average consensus of $3.01 EPS for 2023 (KBW projection of $3.02, Piper Sandler projection of $2.99 and Stephens projection of $3.01). 15.77% 18.53% 1.37% 1.56% 11.88% 14.05% Core PTPP-NCO ROATE Core PTPP-NCO ROAA Core PTPP-NCO ROAE 2021 2022 —% 10.00% 20.00% 30.00% Strong Earnings Performance1 Dividend Yield 2.97% (2) 9.4x Projected 2023 EPS (2)(3) 1.38x Tangible Book Value per Share (1)(2) Attractive Valuation Super-Community Bank Headquartered in attractive Southeastern Pennsylvania market Opportunity and ability to scale and obtain operating leverage Diversified lines of business and revenue streams (i.e. Noninterest Income represents ~25% - 30% of total revenue)

SUMMARY FINANCIAL HIGHLIGHTS

2022 Results 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. Includes PA capital stock tax expense - increases efficiency ratio by approximately 170 bps 16 Earnings Loans & Deposits Key Ratios Reported Earnings: $78.1 million $2.64 per Share Core PTPP-NCO1: $108.4 million Reported ROAA: 1.12% Core PTPP-NCO ROAA1: 1.56% Reported ROATE 1: 13.36% Core PTPP-NCO ROATE 1: 18.53% Loan Growth excl. PPP 1: 16.0% Deposit Growth: (2.3)% Average Loan to Deposit Ratio: 96.7% Net Interest Margin1 of 3.52% (tax-equivalent excluding purchase accounting, PPP loans and excess liquidity) Reported Efficiency Ratio2 of 62.4%; Core Efficiency Ratio1,2 of 61.3% Non-Performing Assets to Total Assets of 0.46% Tangible Equity1 to Tangible Assets of 8.5% and Tangible Book Value Per Share of $20.42 at 12/31/22

$64,978 $68,620 $84,911 $85,340 $87,236 $108,434 2017 2018 2019 2020 2021 2022 $— $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 Core Pre-Tax Pre-Provision Income less Net Charge-Offs1 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 17

$14.44 $15.24 $17.01 $17.66 $20.14 $20.42 2017 2018 2019 2020 2021 2022 $— $5.00 $10.00 $15.00 $20.00 $25.00 Tangible Book Value Per Share1 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. Assumes no Wealth Management or Insurance acquisitions. Target 8-10% Annual Growth 2 2017 - 2022 CAGR = 7.2% 18 $13.23 Benefit of 12/2017 Capital Raise = $1.21 $20.14 $2.70 $(0.86) $(1.56) $20.42 12/31/21 Core Earnings Buybacks & Dividends AOCI 12/31/2022 $— $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 1

Core PTPP- NCO ROAA & ROTE 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 1.49% 1.45% 1.63% 1.51% 1.37% 1.56% 2017 2018 2019 2020 2021 2022 1.00% 1.10% 1.20% 1.30% 1.40% 1.50% 1.60% 1.70% 1.80% 1.90% 2.00% 19.54% 16.33% 18.20% 17.58% 15.77% 18.53% 2017 2018 2019 2020 2021 2022 12.00% 13.00% 14.00% 15.00% 16.00% 17.00% 18.00% 19.00% 20.00% 21.00% 22.00% 19 Core PTPP-NCO ROAA1 Core PTPP-NCO ROTE1

Net Interest Income (Slightly Asset Sensitive) 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. Pro forma tax equivalent margin calculation excludes purchase accounting accretion and is based upon a pro forma 21% tax rate for all periods presented 20 3.78% 3.72% 3.67% 3.37% 3.18% 3.52% 3.78% 3.72% 3.59% 3.16% 3.06% 3.38% 0.08% 0.21% 0.12% 0.14% Reported NIM (2) PPP & Excess Liquidity Core Net Interest Income excluding PPP (1) 2017 2018 2019 2020 2021 2022 2.60% 2.80% 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% $130,000 $140,000 $150,000 $160,000 $170,000 $180,000 $190,000 $200,000 $210,000 $220,000 Core Net Interest Margin

Interest Rate Sensitivity 21 Net Interest Income Simulations Flat Rate as of 12/31/22 BS (millions) 251 252 259 237 227 Base-FLAT 100+0 200+0 -100+0 -200+0 0 50 100 150 200 250 300 As of 12/31/22 Flat Curve 3.2% 0.5% (5.4)% (9.7)% 200+0 100+0 -100+0 -200+0 (15.0)% (10.0)% (5.0)% —% 5.0% 10.0% 15.0% 20.0% Change in NII % Loan Growth $1.7B Cumulative Annual Growth Rate 11.8% Variable Loans 36% (34% of total portfolio as of 12/31/22) Loan Growth (Q4 2019 to Q4 2022) 1 1. Excludes PPP Loans

62.5% 61.9% 61.4% 60.6% 60.9% 62.4% 60.8% 60.1% 60.2% 60.7% 63.2% 59.7% Reported Efficiency Ratio (Noninterest Expense/Tax Equivalent Revenue) Efficiency Ratio (Core Noninterest Expense Excluding PA Shares Tax/Core Tax Equivalent Revenue) (1),(2) 2017 2018 2019 2020 2021 2022 50.0% 52.5% 55.0% 57.5% 60.0% 62.5% 65.0% 67.5% 70.0% 72.5% 75.0% Efficiency Ratio 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. Based upon a pro forma 21% tax rate for all periods presented. UVSP’s effective tax rate would be approximately 400 bps higher if the Bank Shares Tax was included in income tax expense. 22 UVSP pays a Bank Share Tax rather than Bank Income Tax to the Commonwealth of Pennsylvania as a result of our type of charter. This amount is included in noninterest expense and increases our efficiency ratio by approximately 170 bps compared to other banks that do not have this tax. UVSP’s effective tax rate would be approximately 400 bps higher if the Bank Shares Tax was included in income tax expense.

Revenue (excluding PPP impact) 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. 2022 is a pro forma annualized figure - (YTD Q3/3x4) Revenue = Net Interest Income + Noninterest Income $ (0 00 ) N on-Interest Incom e % of Total R evenue Net Interest Income (excl PPP) Non-Interest Income Non-Interest Income % of Total revenue 2016 2017 2018 2019 2020 (1) 2021 (1) 2022 (1) — 50,000 100,000 150,000 200,000 250,000 300,000 350,000 —% 10% 20% 30% 40% 50% 23 Commercial, 63.1% Consumer, 3.2% Mortgage, 10.1% Univest Capital, 2.9% Wealth, 8.9% Insurance, 6.7% Other, 5.0% Revenue Revenue by Line of Business (2022) 1

Fee Income 24 $55,963 $59,240 $60,173 $65,422 $78,328 $83,224 $77,885 33% 29% 28% 28% 32% 32% 26% Trust / Wealth Fee Income Insurance Fee Income Mortgage Banking Service Charges on Deposit Accounts Other Service Fee Income BOLI Other % of Total Revenue 2016 2017 2018 2019 2020 2021 2022 $— $12,000 $24,000 $36,000 $48,000 $60,000 $72,000 $84,000 $96,000 —% 10% 20% 30% 40% 50%

Assets and Loans Chart data as of December 31 Assets Excluding PPP Loans: 2020 = $5.9B, 2021 = $7.1B and 2022 = $7.2B $ (0 00 ) $4.2B $4.6B $5.0B $5.4B $6.3B $7.1B $7.2B Net Loans & Leases Total Investment Securities Other Assets Cash and Due From Banks 2016 2017 2018 2019 2020 2021 2022 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 $8,000,000 25 Assets Loans by Segment (excluding PPP) $3.3B $3.6B $4.0B $4.4B $4.8B $5.3B $6.1B Commercial Real Estate Commercial, financial and agricultural Real Estate - Residential Loans to Individuals Lease Financings 2016 2017 2018 2019 2020 2021 2022 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 CAGR = 10.9%

Liabilities and Deposits Chart data as of December 31 $ (0 00 ) $3.7B $4.0B $4.4B $4.7B $5.6B $6.3B $6.4B Interest-Bearing Deposits Noninterest-Bearing Deposits Borrowings Other Liabilities 2016 2017 2018 2019 2020 2021 2022 $— $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 $ (0 00 ) $3.3B $3.6B $3.9B $4.4B $5.2B $6.1B $5.9B DD, Noninterest-Bearing DD, Interest-Bearing Regular Savings Time Deposits 2016 2017 2018 2019 2020 2021 2022 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 26 CAGR = 10.4% Liabilities Deposits

Stable Asset Quality Chart data as of December 31 $ (0 00 ) A C L / non-accrual Loans and Leases Nonaccrual Loans and Leases ACL/nonaccrual loans and leases 2016 2017 2018 2019 2020 2021 2022 $— $10,000 $20,000 $30,000 $40,000 $50,000 100.0% 200.0% 300.0% 400.0% 500.0% 600.0% $ (0 00 ) N et C harge-offs / A verage Loans and Leases Nonaccrual & 90+ Past Due Loans and Leases Troubled Debt Restructured Loans and Leases Other Real Estate Owned Ratio of Net Charge-offs to Avg Loans and Leases Nonperforming Assets to Total Assets 2016 2017 2018 2019 2020 2021 2022 $— $10,000 $20,000 $30,000 $40,000 $50,000 (0.25)% —% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2.00% 2.25% 2.50% 27 Nonperforming Assets Nonaccrual Loans & Leases

Current Expected Credit Loss (CECL)1 28 $( 00 0) $35.3 $12.9 $36.3 $3.1 $(4.6) $83.0 $(10.5) $(0.4) $(0.2) $71.9 $4.3 $6.7 $(3.9) $79.0 2019 CECL Adoption Loan growth and changes in economic related assumptions Specific Reserves Net Charge- Offs 2020 Loan growth and changes in economic related assumptions Specific Reserves Net Charge- Offs 2021 Loan growth and changes in economic related assumptions Specific Reserves Net Charge- Offs 2022 $— $25.0 $50.0 $75.0 $100.0 1.72% 1.36% 1.29% Coverage Ratio 0.85% 1.10% 1. Reflects the current expected credit loss for loans and leases only; excludes the current expected credit loss for investment securities and unfunded commitments

LIQUIDITY AND CAPITAL

Liquidity and Capital All data in millions, as of 12/31/22 Balance Remaining Capacity FHLB - Pittsburgh $ 220.0 $ 1,947.5 Federal Fund Lines (10 Lenders)* 60.0 350.0 FRB - Philadelphia — 98.1 Univest Financial Corp. LOC 1 — 10.0 Total $ 280.0 $ 2,405.6 *Uncommitted lines ranging from $20mm to $150mm 1 Holding Company Line of Credit with 3rd Party Financial Institution Period Amount 2023 $ 35.2 2024 80.2 2025 15.1 Total $ 130.5 30 Liabilities & Shareholders’ Equity Borrowing Sources – as of 12/31/22 Wholesale Term Funding Maturities – as of 12/31/22 Business Deposits, 34.9% Public Funds Deposits, 12.7% Consumer Deposits, 32.9% Brokered Deposits, 1.4% Other Borrowings, 4.0% Subordinated debt, 2.0% Other Liabilities, 1.3% Shareholders’ Equity, 10.8% $7.2 Billion at 12/31/22

Strong Capital Ratios Provide for Operating Flexibility 31 Tier 1 (Leverage) 8.84% 10.48% 10.13% 10.02% 9.08% 9.13% 9.81% 5.00% Required Capital Ratio with full Basel III phase-in Univest Financial Corp (12/31/22) 2016 2017 2018 2019 2020 2021 2022 —% 5.00% 10.00% 15.00% Tier 1 (Common/RBC) 9.42% 11.11% 10.88% 11.03% 10.76% 11.08% 10.37% 8.50% Required Capital Ratio with full Basel III phase-in Univest Financial Corp (12/31/22) 2016 2017 2018 2019 2020 2021 2022 —% 5.00% 10.00% 15.00% Total (RBC) 12.44% 14.00% 13.70% 13.78% 15.31% 13.77% 13.67% 10.50% Required Capital Ratio with full Basel III phase-in Univest Financial Corp (12/31/22) 2016 2017 2018 2019 2020 2021 2022 —% 5.00% 10.00% 15.00% 20.00% Parent Cash Position $2.0 $73.8 $79.0 $82.9 $154.6 $99.9 $130.2 2016 2017 2018 2019 2020 2021 12/31/22 $— $50.0 $100.0 $150.0 $200.0 Tier 1 and Common Equity Tier 1 Capital Ratios are the same.

Largest Deposit Relationships 1 – As of 12/31/22 32 Deposits Balance Weighted Rank Type (000s) Avg Rate 1 Public Funds 187,662 4.45% 2 Bus / Corp 69,144 0.00% 3 Public Funds 54,598 3.72% 4 Public Funds 40,539 4.00% 5 Public Funds 34,661 4.50% 6 Public Funds 34,550 4.49% 7 Public Funds 34,401 4.41% 8 Public Funds 34,366 4.50% 9 Public Funds 33,138 4.50% 10 Bus / Corp 26,325 0.00% 11 Bus / Corp 25,051 0.26% 12 Public Funds 24,320 4.50% 13 Bus / Corp 23,791 4.50% 14 Public Funds 22,523 4.50% 15 Bus / Corp 21,168 0.03% 16 Personal 20,041 3.99% 17 Bus / Corp 19,961 0.00% 18 Bus / Corp 19,780 0.18% 19 Bus / Corp 19,721 0.00% 20 Public Funds 19,693 0.20% 1. Excludes Brokered Deposits and CD’s

Investments Municipal Bonds Corporate Bonds (in millions) (in millions) Moody’s Rating State Moody’s Rating Aaa 1.0 PA 1.3 Aa3 1.0 Aa3 — TN 1.0 Aa2 1.5 Aa2 — Total 2.3 Aa1 — A1 — Aaa 0.5 A2 — A3 13.9 N/A 1.3 A2 25.8 Total 2.3 A1 39.0 Baa2 — S&P Rating Type Baa1 — AAA 1.0 GO 2.3 WR — AA 1.3 REV — N/A 10.0 NR — Total 2.3 Total 91.7 N/A — Total 2.3 33 MBS/ CMO 82.8% Money Market 0.4% Equities 0.2% Corporate Bonds 16.2% Municipal Bonds 0.5% $508 Million at 12/31/22 Investment Portfolio Investment Portfolio Details

LOAN PORTFOLIO DETAIL AND CREDIT OVERVIEW

Loan & Lease Detail (excluding PPP) Chart Data is as of December 31 ($6.1 billion at 12/31/22 excluding PPP) 35 1,375 1,542 1,741 2,040 2,459 2,719 3,028 823 896 938 947 893 956 1,087 175 176 216 233 243 284 382 294 342 363 374 381 410 478 30 28 33 30 27 26 28 291 322 388 439 488 541 730 163 184 186 174 167 159 177 135 130 142 149 165 185 211 Real estate-commercial Commercial, Financial and Agricultural Real estate-construction Real estate-residential secured for business purpose Loans to individuals Real estate-residential secured for personal purpose Real estate-home equity secured for personal purpose Lease financings 2016 2017 2018 2019 2020 2021 2022 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 $5,500 $6,000 $6,500

Largest Loan Exposures – As of 12/31/22

Commercial Real Estate and Residential Real Estate Secured for Business Purposes
$3,888M | Avg Loan Size $612K

Rank	Loan Type/Industry	Risk Rating	Exposure (000s)		Geography
1	CRE - Retail/RE Development	Pass	$	40,570	New Jersey
2	New Car Dealers	Pass	$	40,030	Southeastern PA
3	CRE - Mixed Use	Pass	$	39,500	Southeastern PA
4	Real Estate Development	Pass	$	39,064	Southeastern PA
5	Hotels & Motels	Pass	$	37,332	Central PA
6	CRE - Various	Pass	$	35,189	Central PA
7	Hotels & Motels	Pass	$	34,624	New Jersey
8	CRE - Industrial/Warehouse	Pass	$	32,475	Southeastern PA
9	CRE - Office	Pass	$	31,252	Southeastern PA
10	CRE - Office	Pass	$	31,174	Southeastern PA

Commercial & Industrial
$1,087M | Avg Loan Size $362K

Rank	Loan Type/Industry	Risk Rating	Exposure (000s)		Geography
1	Private Equity & Special Purpose Entities	Pass	$	45,000	Southeastern PA
2	Motor Vehicle and Parts Dealers	Pass	$	45,000	Southeastern PA
3	Rental and Leasing Services	Pass	$	45,000	New Jersey
4	Poultry Farms	Pass	$	35,845	Central PA
5	Private Equity & Special Purpose Entities	Pass	$	35,000	Southeastern PA
6	Credit Intermediation	Pass	$	35,000	New Jersey
7	Credit Intermediation	Pass	$	32,581	Southeastern PA
8	Merchant Wholesalers, Durable Goods	Pass	$	31,086	Southeastern PA
9	Health Care & Home Care Products	Pass	$	30,825	New York
10	Truck Transportation	Pass	$	30,635	New Jersey

Equipment Finance
$211M | Avg Balance per Account $41K

Rank	Loan Type/Industry	Risk Rating	Exposure (000s)		Geography
1	Storage Facility	---N/A---	$	2,951	New Jersey
2	Regional Police		$	2,626	Pennsylvania
3	Fire Department		$	1,315	New Jersey
4	School District		$	1,179	New Jersey
5	School District		$	1,145	New Jersey
6	School District		$	1,062	New Jersey
7	Regional Police		$	1,026	Pennsylvania
8	Medical		$	833	New Jersey
9	Livery		$	823	Pennsylvania
10	Landscaping		$	763	New Hampshire

Consumer Loans
$1M | Avg Loan Size $369K (Res Mtg) / $56K (HE) / $25K (Cons)

Rank	Loan Type/Industry	Risk Rating	Exposure (000s)		Geography
1	1-4 Family Residential	---N/A---	$	6,472	Florida
2	1-4 Family Residential		$	3,184	Florida
3	1-4 Family Residential		$	3,088	New Jersey
4	1-4 Family Residential		$	2,827	New Jersey
5	1-4 Family Residential		$	2,795	New Jersey
6	1-4 Family Residential		$	2,694	Pennsylvania
7	1-4 Family Residential		$	2,685	New Jersey
8	1-4 Family Residential		$	2,542	Pennsylvania
9	1-4 Family Residential		$	2,480	New Jersey
10	1-4 Family Residential		$	2,475	Pennsylvania

36

Loan Portfolio Overview – As of 12/31/22

Industry Description		Total Outstanding Balance (excl PPP)	% of Commercial Loan Portfolio
CRE - Retail	$	440,112	8.8 %
Animal Production		340,877	6.9
CRE - Office		292,740	5.9
CRE - Multi-family		277,157	5.6
CRE - 1-4 Family Residential Investment		266,423	5.3
Hotels & Motels (Accommodation)		191,735	3.9
CRE - Industrial / Warehouse		174,357	3.5
Nursing and Residential Care Facilities		169,443	3.4
Education		163,310	3.3
Specialty Trade Contractors		153,422	3.1
Homebuilding (tract developers, remodelers)		149,935	3.0
Merchant Wholesalers, Durable Goods		136,707	2.7
Motor Vehicle and Parts Dealers		122,291	2.5
Credit Intermediation and Other Related Activities		114,124	2.3
CRE - Mixed-Use - Residential		109,812	2.2
Crop Production		91,597	1.8
Administrative and Support Services		79,600	1.6
CRE - Mixed-Use - Commercial		77,790	1.6
Religious Organizations, Advocacy Groups		74,980	1.5
Wood Product Manufacturing		74,913	1.5
Rental and Leasing Services		74,158	1.5
Food Manufacturing		73,755	1.5
Food Services and Drinking Places		68,056	1.4
Merchant Wholesalers, Nondurable Goods		63,539	1.3
Personal and Laundry Services		59,796	1.2
Repair and Maintenance		56,870	1.1
Fabricated Metal Product Manufacturing		55,546	1.1
Miniwarehouse / Self-Storage		55,543	1.1
Amusement, Gambling, and Recreation Industries		55,248	1.1
Private Equity & Special Purpose Entities		53,818	1.1
Truck Transportation		50,182	1.0
Industries with >$50 million in outstandings	**$**	**4,167,836**	**83.8 %**
Industries with <$50 million in outstandings	$	806,965	16.2 %
Total Commercial Loans	**$**	**4,974,801**	**100.0 %**

Consumer Loans and Lease Financings		Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$	730,395
Real Estate-Home Equity Secured for Personal Purpose		176,699
Loans to Individuals		27,873
Lease Financings		211,315
Total Consumer Loans and Lease Financings	**$**	**1,146,282**
Total	**$**	**6,121,083**

37

Credit Infrastructure 38 Approval Process Credit / Risk Owns Borrower Risk Risk Assessment/Analysis Portfolio Risk Assessment Credit Risk Structure Underwriting Process Approval Sign-Off Independent Loan Review Line of Business Owns Borrower Relationship Business/Industry Expertise or Analysis Transaction Structure Negotiations Term Sheet Shared Approval Process RISK Management Process Experienced credit team Conservative credit culture Centralized credit underwriting process Significant Management oversight via committee approvals for $5 million or greater

• Limited single signature lending authority. Joint signature up to $5.0MM, then management level loan committee for the largest exposures. ◦ Itemized report of all closed loans of $500K or more reported weekly to Officers Loan Committee. • Robust independent loan review process, using team based audits with risk based scope. • Generally, lending is in Pennsylvania, Delaware, New Jersey and Maryland. • Management of risk appetite through quarterly reporting to Enterprise Risk Management Committee of the Board (“ERM”). ◦ In-House commercial concentrations levels vs. policy limits, out of market lending report, largest commercial borrowers, regulatory concentrations vs. risk based capital, CRE regulatory guidance report. • CRE portfolio trends and market analysis, with stress testing, presented annually to ERM Committee, meeting regulatory expectations for portfolio stress testing. • Independent departments for appraisal and environmental report ordering, construction loan disbursement and monitoring. • Chief Risk Officer (Megan Santana) reports directly to the Board of Directors. Credit Overview 39

LINE OF BUSINESS OVERVIEW

Commercial Banking • 109 lenders, relationship managers and portfolio managers operating in two divisions established by geography (serving clients primarily in Pennsylvania, New Jersey, Delaware and Maryland) ◦ East Penn and New Jersey: Bucks, Montgomery, Chester, Delaware, Berks, Philadelphia, Lehigh and Northampton counties in Pennsylvania and Cape May, Atlantic and Burlington counties in New Jersey ◦ Central PA: Lancaster, York, Cumberland, Lebanon and Dauphin counties • Expansion markets established Q2 2022 ◦ Western PA ◦ Maryland • Average loan size ◦ Commercial real estate - $612K ◦ C&I - $362K ◦ Tax-exempt - $1.4M • Commercial customer base provides large opportunity for cross-sell of cash management (deposits), wealth management and insurance products and services Tax-Exempt, 3.7% C&I, 20.4% Commercial Real Estate, 75.9% $5.0 billion, represents 81.3% of loans (excluding PPP) *includes $478 million of Residential Real Estate secured for Business Purpose 41 Commercial Banking Commercial Loan Detail as of 12/31/22

Consumer Banking • 28 financial service centers located in Bucks, Lancaster, Lehigh, Montgomery, Northampton and Philadelphia counties in PA; also operating 14 retirement centers in Bucks and Montgomery counties and 9 Regional Centers (Deposit Taking) • Proactively addressed continued reduction in transactional volume by closing 21 financial centers since September 2015; Reinvesting savings in our digital solutions and expanded operating footprint • Financial centers staffed by combination of personal bankers and tellers, providing both transaction and consultative services augmented by technology • Focused on creating seamless customer experience between in-person and digital • Growth strategy focused on obtaining consumer business from commercial customers and their employee base 42

Mortgage Banking • 51 Loan Officers predominately operating in Bank’s core footprint • Primarily agency lender: FNMA, FHLMC, FHA, VA and USDA ◦ FNMA and FHLMC eligible loans sold with servicing retained ◦ GNMA issuer ◦ FHA, VA and USDA loans currently sold primarily to correspondents with servicing released; we will be ramping up in-house securitization with servicing retained ◦ Portfolio primarily non-conforming (size) hybrid ARMs • $1.5 billion in loans serviced for others as of 12/31/22; $8.1 million in mortgage servicing rights • Residential mortgages (includes home equity loans) on balance sheet of $907 million or 14.8% of total loans (excl. PPP) as of 12/31/22 Chart data for the year ended December 31 43 $ (0 00 ) M SR A sset V alue ($000) Agency Correspondent Portfolio MSR Asset 2016 2017 2018 2019 2020 2021 2022 $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 $5,000 $5,500 $6,000 $6,500 $7,000 $7,500 $8,000 $8,500 $9,000 Mortgage Banking Residential Mortgage Originations

Univest Capital, Inc. • Equipment financing business with $211 million in lease receivables as of 12/31/22 • Average lease size $41,000 typically with four-year term • Primary industries served: health care, education/office, automotive, golf/turf, technology and energy • Manage residual risk by primarily using $1 buyout leases and equipment finance agreements (~$1.4 million of residuals as of 12/31/22) Chart data as of December 31 44 $ (0 00 ) Y ield Commercial Government Yield 2016 2017 2018 2019 2020 2021 2022 — 40,000 80,000 120,000 160,000 200,000 240,000 280,000 —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% Univest Capital Lease Financing

Wealth Management • Comprehensive wealth management platform including broker / dealer, municipal pension services, registered investment advisor, retirement plan services and trust • The wealth management division operates under the Girard brand (i.e. Girard Advisory Services, LLC, Girard Benefits Group, LLC, Girard Pension Services, LLC, Girard Investment Services, LLC) • Organic growth supplemented by acquisition ◦ Trust powers obtained in 1928 ◦ Broker / Dealer acquired in 1999 ◦ Municipal pension operation acquired in 2008 ◦ Registered investment advisor, Girard Partners, acquired in 2014 • $4.2 billion in assets under management/ supervision at 12/31/22 Chart data as of December 31 $ (0 00 ) RIA & Pension Services Broker/Dealer Trust 2016 2017 2018 2019 2020 2021 2022 — 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 5,000,000 45 Wealth Management Assets Under Management

Insurance • Independent insurance agency with more than 60 carrier relationships • Full service agency providing commercial and personal lines, employee benefits and HR consulting solutions • Built via a series of eight acquisitions beginning in 2000 ◦ On December 1, 2021, Univest acquired certain assets of the Paul I. Sheaffer Insurance Agency located in Central PA. • Agent for written premiums of $208 million as of 12/31/22. Chart data as of December 31 $ (0 00 ) Commercial Personal Employee Benefits 2016 2017 2018 2019 2020 2021 2022 — 25,000 50,000 75,000 100,000 125,000 150,000 175,000 200,000 225,000 46 Insurance Agent Written Premiums

APPENDIX (Non-GAAP Reconciliations)

Appendix – Non-GAAP Reconciliations

$s in millions	2017	2018	2019	2020	2021	2022
1. Tangible Common Equity						
Shareholders' Equity	$ 603,374	$ 624,133	$ 675,122	$ 692,472	$ 773,794	$ 776,500
Less: Goodwill	172,559	172,559	172,559	172,559	175,510	175,510
Less: Other Intangibles [1]	7,357	5,264	3,815	2,580	4,210	3,251
Tangible Common Equity	$ 423,458	$ 446,310	$ 498,748	$ 517,333	$ 594,074	$ 597,739
2. Average Tangible Common Equity						
Average Shareholders' Equity	$ 527,087	$ 612,197	$ 652,453	$ 668,201	$ 734,456	$ 771,499
Less: Average Goodwill	172,559	172,559	172,559	172,559	172,810	175,510
Less: Average Other Intangibles [1]	8,751	6,258	4,548	3,181	2,338	3,694
Average Tangible Common Equity	$ 345,777	$ 433,380	$ 475,346	$ 492,461	$ 559,308	$ 592,295
3. Core Net Interest Income excluding PPP						
Net Interest Income	$ 143,176	$ 158,062	$ 169,232	$ 174,361	$ 188,383	$ 218,297
Tax Equivalent Interest Income [2]	5,637	2,649	2,594	2,466	2,128	1,915
Net Interest Income Tax Equivalent	$ 148,813	$ 160,711	$ 171,826	$ 176,827	$ 190,511	$ 220,212
Less: PPP Net Interest Income	—	—	—	7,862	15,032	797
Core Net Interest Income excluding PPP	$ 148,813	$ 160,711	$ 171,826	$ 168,965	$ 175,479	$ 219,415
4. Core Noninterest Expense & Core Noninterest Expense, excluding PA shares tax						
Noninterest expense	$ 130,713	$ 137,239	$ 146,090	$ 154,998	$ 167,409	$ 186,774
Less: Restructuring costs	—	571	—	1,439	—	184
Plus: FDIC Small Bank Assessment Credit	—	—	1,102	—	—	—
Plus: Capitalized compensation for PPP Loans	—	—	—	1,280	616	—
Less: Digital transformation	—	—	—	—	—	3,806
Less: Market Expansions	$ —	$ —	$ —	$ —	$ —	$ 705
Core Noninterest Expense	$ 130,713	$ 136,668	$ 147,192	$ 154,839	$ 168,025	$ 182,079
Less: Bank Capital Stock Tax Expense	3,644	3,857	3,895	4,376	4,728	4,833
Core Noninterest Expense, excl PA shares tax	$ 127,069	$ 132,811	$ 143,297	$ 150,463	$ 163,297	$ 177,246

1. Amount does not include mortgage servicing rights
2. Based upon a pro forma 21% tax rate for all periods presented.

48

Appendix – Non-GAAP Reconciliations (cont.)

$s in millions	2017	2018	2019	2020	2021	2022
5. Core Tax Equivalent Revenue						
Total Revenue	$ 202,416	$ 218,235	$ 234,654	$ 252,689	$ 271,607	$ 296,182
Plus: Tax Equivalent Adjustment	6,697	3,493	3,439	3,248	3,186	2,922
Tax Equivalent Revenue [1]	$ 209,113	$ 221,728	$ 238,093	$ 255,937	$ 274,793	$ 299,104
Less: BOLI Death Benefits (Tax Equivalent)	—	715	—	—	1,392	1,237
Less: PPP Net Interest Income	—	—	—	7,862	15,032	797
Core Tax Equivalent Revenue	$ 209,113	$ 221,013	$ 238,093	$ 248,075	$ 258,369	$ 297,070
6. Core Pre-Tax Pre-Provision Income less Net Charge-offs ("PTPP-NCO")						
Pre-Tax Income	$ 61,811	$ 60,686	$ 80,053	$ 56,897	$ 114,330	$ 97,210
Plus: Provision for Credit Losses	9,892	20,310	8,511	40,794	(10,132)	12,198
Less: BOLI Death Benefits	889	446	—	—	1,101	977
Plus: Restructuring Charges	—	571	—	1,439	—	184
Less: Net Charge-offs	5,836	12,501	2,551	4,648	213	3,895
Less: FDIC Small Bank Assessment Credit	—	—	1,102	—	—	—
Less: PPP Activity	—	—	—	9,142	15,648	797
Plus: Digital transformation	$ —	$ —	$ —	$ —	$ —	$ 3,806
Plus: Market Expansions	$ —	$ —	$ —	$ —	$ —	$ 705
Core PTPP-NCO	$ 64,978	$ 68,620	$ 84,911	$ 85,340	$ 87,236	$ 108,434
Plus: Intangible expense	2,582	2,166	1,595	1,216	979	1,293
Core PTPP-NCO excluding intangible expense	$ 67,560	$ 70,786	$ 86,506	$ 86,556	$ 88,215	$ 109,727
7. Average Interest Earning Assets excluding Excess Liquidity and PPP Loans						
Average Interest Earning Assets	$ 3,938,520	$ 4,321,322	$ 4,783,680	$ 5,594,910	$ 6,232,133	$ 6,520,116
Less: Average PPP Loans	—	—	—	342,920	281,484	7,939
Less: Average Excess Liquidity [2]	—	94,669	101,760	234,372	436,351	285,875
Avg Int Earning Assets excl. Excess Liq. & PPP	$ 3,938,520	$ 4,226,653	$ 4,681,920	$ 5,017,618	$ 5,514,298	$ 6,226,302
8. Average Assets Excluding PPP						
Average Assets	$ 4,356,540	$ 4,737,772	$ 5,224,583	$ 6,006,877	$ 6,655,443	$ 6,956,292
Less: Average PPP Loans	—	—	—	342,920	281,484	7,939
Average Assets Excluding PPP	$ 4,356,540	$ 4,737,772	$ 5,224,583	$ 5,663,957	$ 6,373,959	$ 6,948,353
9. Total Loans excluding PPP						
Total Loans	$ 3,620,067	$ 4,006,574	$ 4,386,836	$ 5,306,841	$ 5,310,017	$ 6,123,230
Less: PPP Loans	—	—	—	483,773	31,748	2,147
Total Loans excluding PPP	$ 3,620,067	$ 4,006,574	$ 4,386,836	$ 4,823,068	$ 5,278,269	$ 6,121,083

1. Based upon a pro forma 21% tax rate for all periods presented.
2. Excess liquidity is defined by Management as Interest Earning Deposits with Other Banks greater than $40 million

49